EXHIBIT 11.1
                              AMCON Distributing Company
                     Statement of Computation of Per Share Earnings
                For the three and nine months ended June 30, 1996 and 1995
- - -------------------------------------------------------------------------------
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
                                         Three months                 Nine months
                                         ended June 30,              ended June 30,
                                     -----------------------     ------------------------
                                        1996          1995          1996           1995
                                     ---------     ---------     ---------      ---------
1.  Weighted average common
     shares outstanding              2,450,000     2,450,000     2,450,000      2,450,000

2.  Weighted average treasury
     shares outstanding                 (4,097)            -        (4,097)             -

3.  Weighted average of net
     additional shares outstanding
     assuming dilative warrants
     exercised and proceeds used
     to purchase treasury stock              -        35,866            -          35,866
                                     ---------     ---------     ---------      ---------

4.  Weighted average number of
     common and common equivalent
     shares outstanding              2,445,903     2,485,866     2,445,903      2,485,866
                                     =========     =========     =========      =========

5.  Net income                       $ 581,003     $ 282,517     $ 837,273      $ 931,082

    Accretion of preferred stock       (25,000)      (25,000)      (75,000)       (75,000)
                                     ---------     ---------     ---------      ---------

    Net income attributable to
      common shareholders            $ 556,003     $ 257,517     $ 762,273      $ 856,082
                                     =========     =========     =========      =========

6.  Earnings per common and
      common equivalent share
      attributable to common
      shareholders                   $    0.23     $    0.10     $    0.31      $    0.34
                                     =========     =========     =========      =========

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